UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 18, 2007
I-FLOW CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18338	33-0121984
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20202 Windrow Drive
Lake Forest, California 92630
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (949) 206-2700
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On September 18, 2007, I-Flow Corporation, a Delaware corporation (“I-Flow” or the “Company”), entered into an Amendment No. 4 (the “Amendment”) to the Stock Purchase Agreement dated as of September 29, 2006, as amended by an Amendment No. 1 dated as of April 30, 2007, an Amendment No. 2 dated as of June 29, 2007 and an Amendment No. 3 dated as of July 31, 2007 (collectively, the “Stock Purchase Agreement”) with and among HAPC, Inc., a Delaware corporation (“HAPC”), Iceland Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of HAPC (“Acquisition Sub”), and InfuSystem, Inc., a California corporation and wholly owned subsidiary of I-Flow (“InfuSystem”).
     I-Flow had previously announced the intent of the parties to enter into the Amendment on September 12, 2007, on which date the parties entered into a non-binding Memorandum of Intent (the “MOI”) regarding the Amendment, which MOI was subject to approval by the Boards of Directors of all parties and execution of definitive documentation. Such approval was obtained in connection with the Amendment, and the definitive Amendment has been executed and delivered by the respective officers of the parties.
     The original purchase price was $140 million, subject to certain working capital adjustments, as set forth in the Stock Purchase Agreement. The original $140 million purchase price was to be paid in cash or a combination of (i) a secured promissory note (the “Promissory Note”) payable to I-Flow in an amount equal to $55 million plus the amount actually paid to HAPC’s shareholders who exercise their conversion rights, but not to exceed $75 million (the “Maximum Amount”) and (ii) an amount of cash equal to $65 million plus the difference between the Maximum Amount and the actual principal amount of the Promissory Note.
     Pursuant to the Amendment, the new purchase price is $100 million (subject to the existing working capital adjustments in the Stock Purchase Agreement), plus a contingent payment right up to a maximum of $12 million (the “Earn-Out”).
     The $100 million portion of the amended purchase price is payable at closing in cash or a combination of (i) an amount of cash equal to $85 million less the amount actually paid to HAPC’s shareholders who exercise their conversion rights (the “HAPC Shareholder Return Amount”) and (ii) a secured promissory note with a principal amount equal to $15 million plus the HAPC Shareholder Return Amount.
     The Earn-Out provides that HAPC will make an additional cash payment (the “Additional Payment”) to I-Flow of up to $12 million based on HAPC’s audited consolidated net revenues for its fiscal year ended December 31, 2010 (“FY 2010”). If HAPC’s consolidated revenues for FY 2010 are less than 2.744 times InfuSystem’s 2007 net revenues, excluding InfuSystem’s revenues related to I-Flow’s ON-Q® product line (the “40% CAGR Target”), no Additional Payment will be due. If HAPC’s consolidated revenues for FY 2010 equal or exceed 3.375 times InfuSystem’s 2007 net revenues, excluding InfuSystem’s revenues related to I-Flow’s ON-Q product line (the “50% CAGR Target”), I-Flow will receive the full $12 million Additional Payment. If HAPC’s consolidated net revenues for FY 2010 are between the 40% and 50% CAGR Targets, I-Flow will receive an Additional Payment equal to $3 million plus a pro rata portion of the remaining $9 million.

     The Amendment affirms HAPC’s obligation to pay a “Ticking Fee” (between approximately $1,042 and $2,083 per day) from September 29, 2006 until the earlier of the closing under the Stock Purchase Agreement, termination of the Stock Purchase Agreement, or HAPC’s notice that, because alternative financing has been secured, the Promissory Note to I-Flow will no longer be required. The Amendment also affirms the obligation of HAPC to pay at the closing, if HAPC executes and delivers to the Promissory Note, a facility fee equal to the sum of (i) $1,375,000 plus (ii) 2.5% of the excess of the actual principal amount of the Promissory Note over $15,000,000. Technical revisions were made in the Amendment to preserve these obligations of HAPC, notwithstanding the reduction in the purchase price.
     The Amendment also extends the termination date of the transaction. Prior to the Amendment, the Stock Purchase Agreement could have been terminated at any time prior to the closing of the transactions contemplated therein by I-Flow or HAPC, if the closing had not occurred by October 1, 2007. Pursuant to the terms of the Amendment, such termination date was extended to October 22, 2007. HAPC has announced that a stockholder meeting to vote on the transaction is scheduled for September 26, 2007. I-Flow believes that, if approved by HAPC’s stockholders (and the holders of less than 20% of the total number of shares issued in HAPC’s initial public offering vote against the transaction and demand conversion of their shares into cash), the transactions contemplated by the Stock Purchase Agreement would be consummated by the amended termination date.
     The Stock Purchase Agreement, as amended by the Amendment, provides that the Stock Purchase Agreement may not be assigned by any party without the prior written consent of the other parties, except that HAPC and Acquisition Sub may assign the Stock Purchase Agreement to any subsidiary of HAPC (except with respect to the Earn-Out, in which case the prior written approval of I-Flow is required, which consent shall not be unreasonably withheld, conditioned or delayed). The Amendment further provides that, in the event that HAPC undergoes a change in control as a result of a merger, reorganization or sale of substantially all its assets or there is a change in ownership of 50% or more of the voting capital stock of HAPC, HAPC must obtain the prior written consent of I-Flow, which shall not be unreasonably withheld, conditioned or delayed, and I-Flow may require that the successor entity unconditionally assume all of HAPC’s obligations with respect to the Earn-Out. In the event that I-Flow’s prior written consent is not so obtained or the successor entity does not so assume all of HAPC’s obligations with respect to the Earn-Out, the maximum Earn-Out of $12,000,000 will become immediately due and payable by HAPC to I-Flow.
     Finally, the Amendment provides that HAPC shall reimburse to I-Flow, at the earlier of the Closing or October 31, 2007, all out-of-pocket expenses incurred by I-Flow associated with the Amendment.
     All other provisions of the Stock Purchase Agreement remain unchanged, including the conditions of termination and the requirement for HAPC to pay a termination fee to I-Flow in the event that the Stock Purchase Agreement is terminated for the following reasons: (i) because of HAPC’s failure to obtain its stockholders’ approval of the transactions contemplated by the Stock Purchase Agreement for any reason by the termination date (as extended to October 22, 2007) or (ii) because HAPC or Acquisition Sub is unwilling or unable to consummate the transactions contemplated by the Stock Purchase Agreement, notwithstanding the fact that all conditions precedent contained in the Stock Purchase Agreement to be satisfied by I-Flow and InfuSystem (and the receipt of HAPC’s stockholders’ approval) have been satisfied or are capable of fulfillment. In the event that I-Flow terminates the Stock Purchase Agreement after October 22, 2007 and the termination fee is payable for the sole reason that HAPC has not held the stockholder meeting seeking its stockholders’ approval by October 22, 2007, the termination fee will be $1,000,000. In all other cases where a termination fee is payable, the amount will be $3,000,000.
     Payment of the termination fee continues to be guaranteed to I-Flow by Messrs. Sean D. McDevitt, Pat LaVecchia and Philip B. Harris pursuant to a Continuing Guaranty provided by such guarantors in favor of I-Flow and delivered on September 29, 2006 in connection with the Stock Purchase Agreement.
     The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by reference. The foregoing description should also be read in conjunction with I-Flow’s disclosure regarding the Stock Purchase Agreement contained in a current report on Form 8-K filed by I-Flow with the Securities and Exchange Commission on October 4, 2006, I-Flow’s disclosure regarding Amendment No. 1 to the Stock Purchase Agreement contained in a current report on Form 8-K filed by I-Flow with the Securities and Exchange Commission on May 1, 2007, I-Flow’s disclosure regarding Amendment No. 2 to the Stock Purchase Agreement contained in a current report on Form 8-K filed by I-Flow with the Securities and Exchange Commission on July 2, 2007, I-Flow’s disclosure regarding Amendment No. 3 to the Stock Purchase Agreement contained in a current report on Form 8-K filed by I-Flow with the Securities and Exchange Commission on July 31, 2007 and I-Flow’s disclosure regarding the MOI contained in a current report on Form 8-K filed by I-Flow with the Securities and Exchange Commission on September 13, 2007.
Item 7.01 Regulation FD Disclosure.
     I-Flow issued a press release on September 19, 2007, a copy of which is attached as Exhibit 99.1 to this report and incorporated herein by this reference, in which it announced the Amendment. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits
     The following exhibits are filed with this current report on Form 8-K:

Exhibit No.	Description
10.1	Amendment No. 4 dated as of September 18, 2007 to the Stock Purchase Agreement dated as of September 29, 2006, as amended by an Amendment No. 1 dated as of April 30, 2007, an Amendment No. 2 dated as of June 29, 2007 and an Amendment No. 3 dated as of July 31, 2007, by and among I-Flow Corporation, InfuSystem, Inc., HAPC, Inc. and Iceland Acquisition Subsidiary, Inc.

99.1	Press Release of I-Flow Corporation dated as of September 19, 2007

Forward-Looking Statements
     Statements by the Company in this report and in other reports and statements released by the Company are and will be forward-looking in nature and express the Company’s current opinions about trends and factors that may impact future operating results. Statements that use words such as “may,” “will,” “should,” “believes,” “predicts,” “estimates,” “projects,” “anticipates” or “expects” or use similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to material risks, assumptions and uncertainties, which could cause actual results to differ materially from those currently expected, and readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, the Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated or subsequent events. Readers are also urged to carefully review and consider the various disclosures made by the Company in this report that seek to advise interested parties of the risks and other factors that affect the Company’s business. Interested parties should also review the Company’s reports on Forms 10-K, 10-Q and 8-K and other reports that are periodically filed with or furnished to the Securities and Exchange Commission. The risks affecting the Company’s business include, among others: successful consummation of the previously announced sale of InfuSystem, Inc.; physician acceptance of infusion-based therapeutic regimens; implementation of the Company’s direct sales strategy; dependence on the Company’s suppliers and distributors; the Company’s continuing compliance with applicable laws and regulations, such as the Medicare Supplier Standards and the Food, Drug and Cosmetic Act, and the Medicare’s and FDA’s concurrence with management’s subjective judgment on compliance issues; the reimbursement system currently in place and future changes to that system; product availability, acceptance and safety; competition in the industry; technological changes; intellectual property challenges and claims; economic and political conditions in foreign countries; currency exchange rates; inadequacy of booked reserves; and reliance on the success of the home health care industry. All forward-looking statements, whether made in this report or elsewhere, should be considered in context with the various disclosures made by the Company about its business.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 19, 2007

I-FLOW CORPORATION
By:	/s/ James R. Talevich
	Name:	James R. Talevich
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Amendment No. 4 dated as of September 18, 2007 to the Stock Purchase Agreement dated as of September 29, 2006, as amended by an Amendment No. 1 dated as of April 30, 2007, an Amendment No. 2 dated as of June 29, 2007 and an Amendment No. 3 dated as of July 31, 2007, by and among I-Flow Corporation, InfuSystem, Inc., HAPC, Inc. and Iceland Acquisition Subsidiary, Inc.

99.1	Press Release of I-Flow Corporation dated as of September 19, 2007

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